Exhibit 23(d)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-69554 and 333-42985 on Form S-3, and Registration Statement No. 33-83976 on Form S-3, as amended by Post Effective Amendment No. 1 to Form S-3, of Texas Utilities Electric Company of our report dated March 5, 1999, appearing in this Annual Report on Form 10-K of Texas Utilities Electric Company for the year ended December 31, 1998.





Dallas, Texas
March 22, 1999
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